Exhibit 99.1

PROXY CARD

SPECIAL MEETING OF STOCKHOLDERS OF

PARK PLACE ENERGY CORP.

to be held at

THE EXECUTIVE CONFERENCE CENTER,

40TH FLOOR, 2200 ROSS AVENUE, DALLAS, TEXAS 75201

on             , 2015 at 10:00 a.m. (Central Time)

(the “Meeting”)

The undersigned stockholder (“Registered Stockholder”) of Park Place Energy Corp. (“PPEC”) hereby appoints, Scott C. Larsen and Francis M. Munchinski, officers of PPEC, or either of them acting singly, or in the place of the foregoing,                      [print name] as proxyholder for and on behalf of the Registered Stockholder with the power of substitution to attend, act and vote for and on behalf of the Registered Stockholder in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Stockholder were present at the Meeting, or any adjournment thereof.

The Registered Stockholder hereby directs the proxyholder to vote the securities of PPEC registered in the name of the Registered Stockholder as specified herein.

☐	Please check this box only if you intend to attend and vote at the Meeting

To assist PPEC in tabulating the votes submitted by proxy prior to the Meeting, we request that you mark, sign, date and return this Proxy by 10:00 a.m. [●], 2015 using the enclosed envelope.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PPEC.

PLEASE MARK YOUR VOTE IN THE BOX.

PROPOSAL 1: To approve the Reincorporation Proposal, which constitutes approval of the agreement and plan of merger, pursuant to which PPEC will merge with and into a wholly owned subsidiary of Park Place Energy Inc. and each outstanding share of common stock of PPEC (other than shares held by stockholders that properly exercise dissenters’ rights), will be converted into one share of common stock of Park Place Energy Inc.

FOR    ☐             AGAINST    ☐            ABSTAIN    ☐

PROPOSAL 2: To approve the Incentive Plan Proposal, which constitutes approval of the assumption by Hold Co. of (i) PPEC’s 2013 Long-Term Equity Incentive Plan (including the existing share reserves under the plan), which was previously approved by its stockholders, (ii) PPEC’s 2011 Stock Option Plan (including the existing share reserves under the plan), and all the outstanding equity awards under both plans, and (iii) PPEC’s outstanding warrants

FOR    ☐             AGAINST    ☐            ABSTAIN    ☐

PROPOSAL 3: To approve the “adjournment proposal,” which will permit, if necessary, the adjournment of the Meeting to solicit additional proxies in favor of the Reincorporation Proposal and the Incentive Plan Proposal

FOR    ☐             AGAINST    ☐            ABSTAIN    ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed by the Registered Stockholder. If no direction is made, this Proxy will be voted “FOR” each of the Proposals.

Date:	Signature:

Please sign exactly as name appears below. When shares are held jointly, both Registered Stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such. If a corporation, please indicate full corporate name; and if signed by the president or another authorized officer, please specify the officer’s capacity. If a partnership, please sign in partnership name by authorized person.

SIGN HERE:
Please Print Name:
Date:
Number of Shares Represented by Proxy

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Stockholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

2.	If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Stockholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Stockholder.

3.	A Registered Stockholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the Scrutineer before the Meeting begins.

4.	A Registered Stockholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a)	appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is; OR

(b)	appoint another proxyholder.

5.	The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Stockholder on any poll of a resolution that may be called for and, if the Registered Stockholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

INSTRUCTIONS FOR VOTING:

To be represented at the Meeting, this Instrument of Proxy must be DEPOSITED at the office of Park Place Energy Corp., whose address and contact information appears below, by mail, at any time up to and including 10:00 a.m. (local time) on [●], 2015, or at least 48 hours (excluding Saturdays, Sundays and holidays) before the time that the Meeting is to be reconvened after any adjournment of the Meeting.

PARK PLACE ENERGY CORP.

2200 ROSS AVENUE, SUITE 4500E

DALLAS, TEXAS 75201

TELEPHONE: (214) 220-4340

FAX: (214) 220-4349